ENDORSED - FILED
                                         in the office of the Secretary of State
                                              of the State of California

                                                      AUG 18 2005


             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                               SHEER VISION, INC.

         The undersigned certifies that:

         1. She is the President and the Secretary of Sheer Vision, Inc., a California corporation.

         2. Article Fourth of the Articles of Incorporation of this corporation is amended to read as follows:

         FOURTH: The corporation is authorized to issue 2,000,000 shares of capital stock all of one class, to be designated "Common Stock".

         3. The foregoing amendment of the Articles of Incorporation has been duly approved by the board of directors.

         4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 1000 shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct and that the undersigned has personal knowledge thereof.


Date: August 12, 2005      /s/ Suzanne Lewsadder
                           --------------------------------
                           Suzanne Lewsadder, President


                          /s/ Suzanne Lewsadder
                          ---------------------------------
                          Suzanne Lewsadder, Secretary




                                                                  [GRAPHIC]
                                                                OFFICE OF THE
                                                              SECRETARY OF STATE